                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                              Jo-Ann Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                              [JO-ANN STORES LOGO]
                                5555 Darrow Road
                               Hudson, Ohio 44236

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 10, 2004

To our Shareholders:

     The Annual Meeting of Shareholders of Jo-Ann Stores, Inc. will be held at the Hilton Garden Inn located at 8971 Wilcox Drive in Twinsburg, Ohio (directions enclosed), on Thursday, June 10, 2004 at 9:00 a.m., eastern daylight saving time, for the following purposes:

     1. To elect two Directors of the class whose three-year terms of office will expire in 2007.

     2. To separately approve amendments to our code of regulations that would reduce from 80% to 66 2/3% the shareholder vote required for either of the following, when not approved in advance by our Board of Directors:

          a) effect any change in the number of the company's directors; and

          b) alter or eliminate certain shareholder protective measures, including the company's staggered board.

     3. To approve the material terms of the performance goals under the company's 1998 Incentive Compensation Plan.

     4. To transact such other business as may properly come before the meeting.

     All shareholders are cordially invited to attend the meeting, although only those holders of common shares of record at the close of business on April 16, 2004 will be entitled to vote at the meeting.

     ENCLOSED YOU WILL FIND A PROXY CARD TO VOTE YOUR SHARES. YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE YOUR PROXY EITHER BY MAIL OR TELEPHONE OR VIA THE INTERNET. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

     The proxy statement accompanies this Notice.

                                          VALERIE GENTILE SACHS
                                          Secretary

By order of the Board of Directors
May 10, 2004

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ABOUT THE MEETING...........................................      1
  What is the purpose of the Annual Meeting?................      1
  Who may attend the Annual Meeting?........................      1
  Who is entitled to vote?..................................      1
  How many shares must be present to conduct the Annual
     Meeting?...............................................      1
  What am I voting on?......................................      2
  How do I vote?............................................      2
  Can I change my vote or revoke my proxy after I return my
     proxy card?............................................      2
  How do I vote my 401(k) shares?...........................      2
  What does it mean if I receive more than one proxy
     card?..................................................      3
  Who will count the vote?..................................      3
  What is the required vote for approval of the
     proposals?.............................................      3
  What is cumulative voting?................................      3
  Is electronic access available to view future proxy
     materials?.............................................      3
PROPOSALS TO BE VOTED ON....................................      4
CORPORATE GOVERNANCE AND BOARD MATTERS......................     12
  Governance Developments...................................     12
  Board of Directors........................................     12
  Corporate Governance Guidelines...........................     12
  Lead Director.............................................     13
  Board Independence........................................     13
  Communications with the Board.............................     13
  Code of Business Conduct and Ethics.......................     14
  Committees of the Board...................................     14
ELECTION OF DIRECTORS.......................................     16
  Process for Nominating Directors..........................     16
  Board Competencies........................................     16
  Selection Process for New Board Candidates................     16
  Evaluation of Candidates..................................     16
  Timing of the Identification and Evaluation Process.......     17
  The Nominees..............................................     17
COMPENSATION OF DIRECTORS...................................     19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     20
EXECUTIVE COMPENSATION......................................     21
  Summary Compensation Table................................     21
  Option Grants in Fiscal Year 2004.........................     22
  Aggregate Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................     23
  Executive Employment Agreements...........................     23
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................     24
REPORT OF THE AUDIT COMMITTEE...............................     28
POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND
  PERMITTED NON-AUDIT SERVICES..............................     29
PRINCIPAL ACCOUNTING FIRM FEES..............................     29

                                                               PAGE
                                                               ----
STOCK PERFORMANCE GRAPH.....................................     30
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN.............     30
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     31
INDEPENDENT AUDITORS........................................     31
PROXY SOLICITATION COSTS....................................     31
PRINCIPAL SHAREHOLDERS......................................     32
SHAREHOLDERS' PROPOSALS.....................................     34
WEBSITE.....................................................     34
ANNUAL REPORT...............................................     34
APPENDIX A -- Standards for Determining Director
  Independence..............................................    A-1
APPENDIX B -- Board Competencies............................    B-1
APPENDIX C -- Audit Committee Charter.......................    C-1

                              [JO-ANN STORES LOGO]
                                5555 Darrow Road
                               Hudson, Ohio 44236

                                PROXY STATEMENT

     Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the Annual Meeting of Shareholders of Jo-Ann Stores, Inc. to be held on Thursday, June 10, 2004 beginning at 9:00 a.m., eastern daylight saving time, at the Hilton Garden Inn in Twinsburg, Ohio, and at any postponements or adjournments of that meeting ("Annual Meeting"). We are first sending the proxy materials on or about May 7, 2004.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our Annual Meeting, shareholders will:

     1. Act upon the election of directors.

     2. Vote to amend our code of regulations to reduce from 80% to 66 2/3% the shareholder vote required for any of the following, when not approved in advance by our Board of Directors:

          a) effect any change in the number of the company's directors; and

          b) alter or eliminate certain shareholder protective measures, including the company's staggered board; and

     3. Approve the material terms of the performance goals under the company's 1998 Incentive Compensation Plan; and

     4. Transact such other business as may properly come before the meeting.

     In addition, our management will report on our performance during fiscal 2004 and respond to questions from shareholders.

WHO MAY ATTEND THE ANNUAL MEETING?

     All shareholders as of the close of business on April 16, 2004, the record date, may attend the Annual Meeting.

WHO IS ENTITLED TO VOTE?

     Shareholders as of the record date are entitled to vote at the Annual Meeting. Each outstanding common share entitles its holder to cast one vote on each matter to be voted upon.

HOW MANY SHARES MUST BE PRESENT TO CONDUCT THE ANNUAL MEETING?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct the meeting, a majority of our outstanding common shares as of the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. On the record date, 22,214,112 common shares were outstanding. Abstentions and shares of record held by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present at the meeting. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

  WHAT AM I VOTING ON?

     You will be voting on:

     1. the election of two directors, each for a three-year term ending in 2007; and

     2. amendments to our code of regulations to reduce from 80% to 66 2/3% the shareholder vote required for any of the following, when not approved in advance by our Board of Directors:

          a) effect any change in the number of the company's directors; and

          b) alter or eliminate certain shareholder protective measures, including the company's staggered board; and

     3. approval of the material terms of the performance goals under the company's 1998 Incentive Compensation Plan.

     If any other matter is presented at the meeting, your proxy holder will vote in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no other matters to be acted on at the meeting.

  HOW DO I VOTE?

     You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods.

  Vote via the Internet:

     You can vote your shares via the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do NOT need to return your proxy card. THE DEADLINE FOR VOTING VIA THE INTERNET IS 12:00 NOON, EASTERN DAYLIGHT SAVING TIME, ON JUNE 9, 2004.

  Vote by Telephone:

     You can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card. THE DEADLINE FOR VOTING BY TELEPHONE IS 12:00 NOON, EASTERN DAYLIGHT SAVING TIME, ON JUNE 9, 2004.

  Vote by Mail:

     If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

  CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the proxy is exercised by filing a duly executed proxy bearing a later date, or a notice of revocation, with the Secretary of the company. If you attend the meeting in person, you may request that the powers of the proxy holders to vote your shares be suspended although attendance at the meeting will not by itself revoke a previously granted proxy.

  HOW DO I VOTE MY 401(K) SHARES?

     If you participate in the Jo-Ann Stores, Inc. Savings Plan 401(k), the number of common shares that you may vote is equivalent to the interest in common shares credited to your account as of the record date. You may vote these shares by instructing AMVESCAP National Trust Co. (a division of AMVESCAP

Retirement), the trustee of the plan, pursuant to the proxy card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions. If you do not send instructions on how to vote your shares, the share equivalents credited to your account will be voted by the trustee in the same proportion that the trustee votes share equivalents for which it did receive instructions.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     If you receive more than one proxy card, it is because you hold shares in more than one account. You will need to vote all proxy cards to insure that all your shares are counted.

WHO WILL COUNT THE VOTE?

     A representative of Automatic Data Processing, Incorporated will tabulate the votes. A representative of our company will be acting as inspector of elections.

WHAT IS THE REQUIRED VOTE FOR APPROVAL OF THE PROPOSALS?

     PROPOSAL 1 -- ELECTION OF DIRECTORS. Directors will be elected by a plurality of the votes cast at the annual meeting. A properly executed proxy card marked to "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

     PROPOSALS 2(A) AND 2(B) -- AMEND OUR CODE OF REGULATIONS. The amendments to our code of regulations have been approved in advance by the Board of Directors and require the affirmative vote of a majority of the outstanding common shares.

     PROPOSAL 3 -- APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER OUR 1998 INCENTIVE COMPENSATION PLAN. The approval of material terms of the performance goals under the 1998 Incentive Compensation Plan requires the affirmative vote of a majority of the common shares represented in person or by proxy at the meeting.

WHAT IS CUMULATIVE VOTING?

     Under the Ohio General Corporation Law, all of the common shares may be voted cumulatively in the election of directors if any shareholder gives written notice to the President, a Vice President or the Secretary of the company, not less than 48 hours before the time set for the Annual Meeting, and an announcement of the notice is made at the beginning of the Annual Meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. Cumulative voting permits a shareholder to (1) cast a number of votes equal to the number of common shares owned by the shareholder multiplied by the number of directors to be elected and (2) cast those votes for only one nominee or distribute them among the nominees. In the event that voting at the election is cumulative, the persons named in the enclosed proxy will vote the common shares represented by valid proxies on a cumulative basis for the election of the nominees (see page 17), allocating the votes of such common shares in accordance with their judgment. Shareholders of the company will not be entitled to dissenters' rights with respect to any matter to be considered at the Annual Meeting.

IS ELECTRONIC ACCESS AVAILABLE TO VIEW FUTURE PROXY MATERIALS?

     You can choose to access your future disclosure materials electronically and save the company the cost of producing and mailing these documents by following the instructions contained in your proxy packet or by following the prompt if you choose to vote over the Internet. If you hold your stock in nominee name (such as through a bank or broker), you will need to review the information provided by the nominee on how to elect to view future proxy statements and annual reports over the Internet. If you receive more than one proxy card, it is because you hold shares in more than one account. If you choose to receive your future disclosure materials electronically then you will need to follow the instructions noted above for each proxy card you receive.

                            PROPOSALS TO BE VOTED ON

ITEM 1 -- ELECTION OF DIRECTORS

     Our Board of Directors is presently comprised of eight members. The Board is divided into three classes, two of which consist of three members and one that consists of two members.

     Ira Gumberg and Patricia Morrison are directors in the class whose term of office expires in 2004. Each of these individuals has been nominated by the Corporate Governance Committee of the Board of Directors for reelection at the Annual Meeting to serve for a three-year term expiring at our Annual Meeting of Shareholders in 2007 and until the director's successor is elected and qualified, subject to the director's earlier retirement, resignation or death.

     Mr. Gumberg has been a director since 1992 and has brought to the Board his professional and personal experiences and expertise in business matters generally, including his experience as a director and audit committee chair for Mellon Financial Corporation. As president and chief executive officer of J.J. Gumberg Co., a nationally ranked leader in the real estate industry, with a primary focus on shopping center development, Mr. Gumberg has brought insights into real estate markets, real estate development and shopping center leasing economics. Mr. Gumberg's guidance has helped the company develop its real estate transformation strategy from traditional stores to superstores by sharing best practices in landlord-tenant relations from other big box retailers. J.J. Gumberg Co. is among the top 25 owner/developers in the country, and has a managed portfolio of more than 30 shopping centers, consisting of over 12 million square feet of space in multiple states, leasing to many of the largest U.S. retailers, including Wal-Mart, Home Depot, Target, J.C. Penney, Sears, Kmart, Petco, Best Buy, Barnes and Noble, Old Navy, Gap and Limited Brands, Inc.

     Ms. Morrison joined the Board in December 2003, following an exhaustive national search by the company for a business leader with operational strengths in logistics and systems. As Chief Information Officer for Office Depot, the world's largest seller of office products, she is responsible for directing, overseeing and managing its global information systems, including its highly successful global e-commerce platform. Previously, she was the Chief Information Officer for the Quaker Oats Company prior to Quaker Oats being acquired by Pepsico. Ms. Morrison also spent three years with General Electric and was the Chief Information Officer for GE Industrial Systems. While at General Electric, she became Six-Sigma Certified. Prior to General Electric, Morrison spent 16 years with the Procter & Gamble Company in increasingly responsible positions. Ms. Morrison filled a vacancy on the Board left by the resignation of Alma Zimmerman from the Board in August 2003, which preceded her subsequent appointment as Director Emeritus.

     These nominees agree to serve a three-year term. Further background information about our nominees is provided beginning on page 17.

     If any of the nominees becomes unable to serve as a director, the proxies will be voted for the election, as a director, of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTORS.

ITEM 2 -- AMEND THE CODE OF REGULATIONS

INTRODUCTION

     You are being asked to approve two amendments to our code of regulations that would reduce from 80% to 66 2/3% the shareholder vote required for either of the following, when not approved in advance by our Board of Directors:

          a) effect any change in the number of the company's directors; and

          b) alter or eliminate certain shareholder protective measures, including the company's staggered board.

     At a special meeting held on November 4, 2003, our shareholders approved amendments to our code of regulations that, among other things, require an 80% shareholder vote for any of the following actions when not approved by our Board of Directors: (1) change in the shareholder vote necessary to call a special meeting of shareholders, (2) alteration of the procedures for shareholders to make proposals or director nominations at any meeting of shareholders, (3) alteration or elimination of our staggered board, or (4) change in the number of our directors. These matters are described in more detail under the heading "Actions Now Requiring 80% Shareholder Vote" below. Although the shareholders approved these amendments to our code of regulations at the special meeting, several shareholders expressed concern that the 80% vote requirement was too high. Our Board of Directors has reconsidered the matter and now recommends that the shareholder vote required to take these actions be reduced from 80% to 66 2/3%.

     Our Board of Directors is aware that reducing the voting requirement from 80% to 66 2/3% could have the effect of facilitating an unsolicited takeover bid for our company, including a bid that is not in the interests of the company or our shareholders, and could diminish the leverage that our Board of Directors might have in negotiations with a potential acquirer. However, the 80% voting requirement could also make it more difficult for shareholders to change certain basic governance procedures of the company without Board approval, whether or not in the context of an unsolicited takeover bid. Although our Board of Directors believes that the governance procedures approved by the shareholders at the special meeting are balanced and fair, we realize that shareholders may disagree. Our Board, therefore, believes that reducing the voting requirement from 80% to 66 2/3% is appropriate.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENTS TO THE CODE OF REGULATIONS.

     ACTIONS NOW REQUIRING 80% SHAREHOLDER VOTE. Under our current code of regulations, an 80% shareholder vote is required to change any of the provisions described below unless the change is approved by our Board of Directors. If this proposal is adopted, the shareholder vote required to change the following provisions will be reduced from 80% to 66 2/3%.

     Percentage of Shares Required to Call Special Meetings of
Shareholders. Our code of regulations, as amended at the special meeting, provides that a special meeting of shareholders may be called by our Chairman of the Board, our President, a Vice President, our Board of Directors acting at a meeting, a majority of our directors acting without a meeting, or the holders of 50% of the outstanding shares entitled to vote at the meeting.

     Advance Notice of Proposals or Director Nominations to be Made at Shareholders' Meetings. With respect to shareholder proposals, our code of regulations, as amended, now provides:

     - At an annual meeting of shareholders, only such business as is properly brought before the meeting may be considered. To be properly brought before an annual meeting, business must be specified in the notice of the meeting, brought before the meeting by the presiding officer or at the direction of our Board of Directors, or properly requested by a shareholder.

     - For business to be properly requested by a shareholder, the shareholder must be a shareholder of record at the time of the giving of the notice of the annual meeting and at the time of the annual meeting, be entitled to vote at the annual meeting, and give timely written notice of the business to the Secretary. To be timely, the shareholder's notice must be given not later than the close of business on the 90th day, and not earlier than the opening of business on the 120th day, prior to the annual meeting, provided timely notice of the date of the annual meeting is given by the company. The shareholder's notice must set forth certain basic information about the shareholder and the business proposed to be brought before the meeting.

     - At a special meeting of shareholders, only such business as is properly brought before the meeting will be conducted. To be properly brought before a special meeting, business must be specified in the notice of the meeting or brought before the meeting by the presiding officer or at the direction of our Board of Directors.

     - The determination of whether any business is properly brought before any annual meeting or special meeting will be made by the presiding officer of the meeting. The presiding officer will be the Chairman of the Board or another officer designated by our Board of Directors.

     With respect to director nominations, our code of regulations, as amended, now provides:

     - At a meeting of shareholders at which directors are to be elected, only persons properly nominated as candidates will be eligible for election as directors. Candidates may be properly nominated either by our Board of Directors or by a shareholder.

     - For a shareholder to properly nominate a candidate for election as a director, the shareholder must be a shareholder of record at the time of the giving of the notice of the meeting and at the time of the meeting, be entitled to vote at the meeting in the election of directors, and give timely written notice of the nomination to our Secretary. To be timely, a shareholder's notice must be given not later than the close of business on the 90th day, and not earlier than the opening of business on the 120th day, prior to the meeting, provided timely notice of the date of the meeting is given by the company. A shareholder's notice must set forth, as to each candidate, all of the information about the candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission.

     Number of Directors. Our code of regulations currently provides that our Board of Directors is divided into three classes. This is often referred to as a "staggered board." An 80% shareholder vote is required for any change effected by our shareholders in the number of our directors or to eliminate the staggered board, unless the change is approved by our Board of Directors.

     Amendments to Code of Regulations to Eliminate Shareholder Protective Measures, Including Our Staggered Board. Our code of regulations now requires an 80% shareholder vote to amend or eliminate any of the shareholder protective provisions described above, including our staggered Board.

     VOTE REQUIRED. Approval of these amendments to our code of regulations to reduce the shareholder vote will require the affirmative vote of the holders of a majority of the outstanding common shares.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENTS TO THE CODE OF REGULATIONS.

ITEM 3 -- APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE COMPANY'S 1998 INCENTIVE COMPENSATION PLAN.

INTRODUCTION

     You are being asked to re-approve the material terms of the performance goals under the company's 1998 Incentive Compensation Plan (the "Plan"). This re-approval is required under the Internal Revenue Service regulations in order to preserve the company's federal income tax deduction when payments based on these performance goals are made to certain executive officers. These material terms, which were approved by our shareholders when the Plan was first adopted in 1998, remain unchanged. Re-approval requires the favorable vote of a majority of the votes cast. We are not asking you to approve any amendments to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     PURPOSE OF THE PROPOSAL. On March 3, 1998, the Board of Directors approved, subject to shareholder approval, the company's 1998 Incentive Compensation Plan (the "1998 Incentive Plan"). The shareholders approved the 1998 Incentive Plan at the Annual Meeting of Shareholders on June 4, 1998. The primary purposes of the 1998 Incentive Plan are to enable the company to attract and retain qualified employees and outside Directors and to provide incentives for, and to reward, performance. To achieve these purposes, the 1998 Incentive Plan provides the authority to grant awards payable in shares, in cash, or in a combination of shares and cash.

     Section 162(m) of the Internal Revenue Code precludes a deduction, for federal income tax purposes, for compensation paid to a "covered employee" to the extent that the compensation exceeds $1,000,000 in any taxable year. "Covered employees" consist of the Chief Executive Officer and the other four highest compensated employees of the company. This deduction limitation does not, however, apply to certain performance-based compensation, including stock options granted under a plan approved by shareholders. A secondary purpose of the 1998 Incentive Plan is, therefore, to enable the company to grant stock options and provide other performance-based compensation that is not subject to the $1,000,000 deduction limitation.

     As discussed above, our shareholders initially approved the 1998 Incentive Plan, including its performance goals, on June 4, 1998. The company is generally required by Internal Revenue Service regulations to obtain re-approval of the material terms of the performance goals from its shareholders every five years. Therefore, the effectiveness of the 1998 shareholder approval of the material terms of the 1998 Incentive Plan's performance goals expired at last year's Annual Meeting and awards under the 1998 Incentive Plan do not currently qualify as "performance-based" under Section 162(m). As a result, the company is seeking re-approval of the material terms of the performance goals in order to have the compensation paid based on these performance goals to the Chief Executive Officer and the other four highest compensated employees of the company remain fully deductible by the company for federal income tax purposes.

     If shareholders do not re-approve the materials terms of the performance goals of the 1998 Incentive Plan, the company will still use the 1998 Incentive Plan for grants made to employees and outside Directors that are not subject to
Section 162(m) and may still use the 1998 Incentive Plan for grants made to the Chief Executive Officer and the other four highest compensated employees regardless of the deductibility of such awards for federal income tax purposes.

     MATERIAL TERMS OF THE PERFORMANCE GOALS. The Compensation Committee of the Board of Directors will determine the period of time during which any award that is performance-based for purposes of Section 162(m) of the Internal Revenue Code may be earned. The Compensation Committee will also establish, not later than 90 days after the commencement of the award period (or such earlier or later date as may be the applicable deadline for the award to be performance-based for purposes of Section 162(m) of the Internal Revenue Code), one or more performance objectives ("Performance Goals") to be met by the company, or by one or more of its subsidiaries or other business units, as a condition to the payment of the award. The Performance Goals may, in the discretion of the Compensation Committee, include a range of performance objectives (such as minimum, middle, and maximum objectives) the achievement of which will entitle eligible persons to receive different amounts of compensation.

     The Performance Goals will be based on one or more of the following criteria ("Performance Criteria"): sales and sales productivity measures, earnings, earnings per share, return on equity, return on assets or other asset productivity ratios, completion of acquisitions or other projects, and market price per share. These Performance Criteria may be measured before or after taxes, interest, depreciation, amortization, discontinued operations, effect of accounting changes, acquisition expenses, restructuring expenses, non-operating items, or unusual charges, as determined by the Compensation Committee at the time the Performance Goals are established.

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     Under the 1998 Incentive Plan, the following kinds of performance-based awards may be granted based on the 1998 Incentive Plan's Performance Goals: stock appreciation rights, stock awards, stock options, incentive compensation awards and stock purchase rights.

     The following summary is a brief description of the material features of the 1998 Incentive Plan and is qualified in its entirety by reference to the terms of the 1998 Incentive Plan. Shareholders may obtain a copy of the 1998 Incentive Plan upon written request to the company's Secretary.

     ELIGIBLE PERSONS. All outside Directors and employees of the company or any of its subsidiaries will be eligible to receive awards.

     ADMINISTRATION. The 1998 Incentive Plan will be administered by the Compensation Committee, unless the Board of Directors designates another committee to administer the 1998 Incentive Plan. The Compensation Committee will have the authority to: (1) select the eligible Directors and employees who will receive awards, (2) determine the number and types of awards to be granted, (3) determine the terms, conditions, vesting periods, and restrictions applicable to the awards, (4) establish performance goals for performance-based awards, (5) grant the awards, and (6) adopt, alter, and repeal rules governing the 1998 Incentive Plan. If any member of the Compensation Committee does not qualify as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that member will not be deemed to be a member of the Compensation Committee for purposes of granting an award if the inclusion of that member on the Compensation Committee would subject the recipient of the award to the risk of short-swing profit recovery under Section 16(b) of the Exchange Act. Similarly, if any member of the Compensation Committee does not qualify as an "outside" director within the meaning of Section 162(m) of the Internal Revenue Code, that member will not be deemed to be a member of the Compensation Committee for purposes of performance-based awards to covered employees.

     NUMBER OF SHARES AVAILABLE UNDER THE 1998 INCENTIVE PLAN. The total number of shares subject to awards (other than stock purchase rights meeting the requirements of Section 423 of the Internal Revenue Code) granted in any fiscal year of the company may not exceed the sum of (1) four percent (4%) of the number of shares outstanding at the beginning of the fiscal year and (2) for each of the two prior fiscal years, the excess of four percent (4%) of the number of shares outstanding at the beginning of each such fiscal year over the number of shares subject to awards actually granted in each such fiscal year. With respect to stock purchase rights meeting the requirements of Section 423 of the Internal Revenue Code granted during any fiscal year, the total number of shares subject to stock purchase rights granted in any fiscal year may not exceed 1,000,000. The maximum number of shares that may be issued or delivered upon exercise of incentive stock options granted under the 1998 Incentive Plan is 1,000,000. Shares issued or delivered under the 1998 Incentive Plan may consist of authorized and unissued shares, treasury shares, or shares to be purchased by the company, as determined by the Compensation Committee.

     The number of shares subject to awards granted to any eligible person, and the amount of any incentive compensation award payable in cash to any eligible person, are subject to the following limitations:

     (1) With respect to stock options (other than incentive stock options), the number of shares subject to stock options granted to the eligible person in any fiscal year of the company may not exceed 500,000. If the exercise price of any stock option granted to the eligible person in that fiscal year is less than the fair market value of the shares subject to the stock option at the date of grant, then, with respect to all stock options granted to the eligible person in that fiscal year, the aggregate amount of the excess of (a) the fair market value of the shares subject to the stock options at the dates of grant over (b) the respective exercise prices may not exceed $1,000,000.

     (2) With respect to stock appreciation rights, the number of shares subject to stock appreciation rights granted to the eligible person in any fiscal year of the company may not exceed 100,000.

     (3) With respect to incentive stock options, the aggregate fair market value (determined as of the time the incentive stock option is granted) of the shares with respect to which incentive stock options may be exercisable for the first time by any eligible person in any calendar year may not exceed $100,000 or such other maximum amount as may be permitted by the Internal Revenue Code.

     (4) With respect to restricted stock, the number of shares granted to the eligible person may not exceed 100,000 on the date of hire and 50,000 otherwise in any fiscal year of the company.

     (5) With respect to stock awards other than stock options and restricted stock, the number of shares granted to the eligible person in any fiscal year of the company may not exceed 100,000.

     (6) With respect to incentive compensation awards payable in cash, the amount payable to the eligible person in any fiscal year may not exceed the lesser of $1,000,000 or 150% of annual base salary.

     These amounts are maximum limitations prescribed by the terms of the 1998 Incentive Plan and do not necessarily reflect the anticipated number or value of the awards to be granted under the 1998 Incentive Plan.

     Shares subject to an award that is forfeited, terminated, canceled, or surrendered without having been exercised (other than shares subject to a stock option that is canceled upon the exercise of a related stock appreciation right, shares subject to an award that is surrendered in payment of the exercise price of a stock option, and shares subject to an award that is surrendered in payment of taxes associated with an award) will again be available for grant under the 1998 Incentive Plan, without reducing the number of shares that may be subject to awards or that are available for the grant of awards in any fiscal year. The assumption of awards granted by an organization acquired by the company, or the grant of awards under the 1998 Incentive Plan in substitution for any such awards, will not reduce the number of shares available for the grant of awards under the 1998 Incentive Plan. Stock equivalent units that represent deferred compensation, and shares issued in payment of deferred compensation, will not reduce the number of shares that may be subject to awards or that are available for the grant of awards under the 1998 Incentive Plan or to any eligible person in any fiscal year, except to the extent of matching or other grants by the company or any discount in the price used to convert the deferred compensation into stock equivalent units or shares.

     In the event of any change in the shares by reason of a merger, consolidation, reorganization, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, distribution to shareholders (other than normal cash dividends), or rights offering or similar sale of shares for less than their fair market value at the time of sale, the Compensation Committee will adjust the number of shares that may be issued under the 1998 Incentive Plan, the number of shares that may be issued to any eligible person in any fiscal year, the number of shares subject to outstanding awards, the exercise price applicable to outstanding awards, and any value determinations applicable to outstanding awards.

     TYPES OF AWARDS. The 1998 Incentive Plan provides for the grant of different types of awards, including the following:

     (1) Stock Appreciation Rights -- A right to receive a payment, in cash or shares, equal to the excess of (a) the fair market value of a specified number of shares on the date the right is exercised over (b) the fair market value of the shares on the date the right is granted, all as determined by the Compensation Committee. The right may be conditioned upon the occurrence of certain events, such as a change in control of the company, or may be unconditional, as determined by the Compensation Committee.

     (2) Stock Award -- An award that is made in shares, restricted stock, or stock equivalent units. Restricted stock consists of shares that are subject to restrictions or risk of forfeiture. Stock equivalent units are awards that are valued by reference to the fair market value of shares.

     (3) Stock Option -- A right to purchase a specified number of shares, during a specified period, and at a specified exercise price, all as determined by the Compensation Committee. A stock option may be an incentive stock option designed to meet the requirements of Section 422 of the Internal Revenue Code or a non-qualified stock option, as determined by the Compensation Committee.

     (4) Incentive Compensation Award -- An award that, in the discretion of the Compensation Committee, is payable in shares, in cash, or in a combination of shares and cash and is contingent upon the achievement of performance goals established by the Compensation Committee.

     (5) Stock Purchase Right -- A right to participate in a stock purchase program, including but not limited to a stock purchase program that meets the requirements of Section 423 of the Internal Revenue Code.
         Section 423 provides for the grant to employees of rights to purchase shares for an exercise price that may not be less than the lesser of
         (a) 85% of the fair market value of the shares at the time the rights are granted and (b) 85% of the fair market value of the shares at the time the rights are exercised. Section 423 also provides that no employee may be granted rights to purchase shares with a fair market value of more than $25,000 (determined at the time of grant) in any calendar year.

     More than one award may be granted to the same eligible person. Awards may be granted singly or in combination or tandem with other awards. The company may assume awards granted by an organization acquired by the company or may grant awards in replacement of, or in substitution for, any such awards.

     DEFERRAL OF PAYMENT. The Compensation Committee may, in its discretion, permit eligible persons to defer the payment of some or all of the shares or cash subject to awards, as well as other compensation or fees, in accordance with procedures established by the Compensation Committee to assure that the recognition of taxable income is deferred in accordance with the Internal Revenue Code. Deferred amounts may, to the extent permitted by the Compensation Committee, be credited as cash or stock equivalent units and paid in cash or in shares. The Compensation Committee may also, in its discretion, establish rules and procedures for the crediting of interest on deferred cash and dividend equivalents on stock equivalent units. The Compensation Committee may also, in its discretion, provide for matching or other grants in connection with such deferrals.

     CHANGE IN CONTROL. In the event of a change in control of the company, unless otherwise determined by the Compensation Committee, (1) all stock appreciation rights, stock options, and stock purchase rights then outstanding will become fully exercisable as of the date of the change in control, (2) all restrictions and conditions applicable to restricted stock and other stock awards will be deemed to have lapsed or been satisfied as of the date of the change in control, and (3) all incentive compensation awards will be deemed to have been fully earned as of the date of the change in control.

     AMENDMENT OR SUSPENSION OF THE 1998 INCENTIVE PLAN. The Board of Directors may amend or suspend the 1998 Incentive Plan at any time. Shareholder approval for any such amendment will be required only to the extent necessary to preserve the deductibility of compensation associated with any award for federal income tax purposes under Section 162(m) of the Internal Revenue Code or as otherwise required by applicable law or regulations.

     EFFECTIVE DATE; TERMINATION. The 1998 Incentive Plan became effective on June 4, 1998. The 1998 Incentive Plan will continue in effect until June 3, 2008.

     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The 1998 Incentive Plan provides for many types of awards. A brief description of the tax consequences of certain common types of awards follows. This description is based on federal income tax laws currently in effect and does not purport to be complete.

     RESTRICTED STOCK. An eligible person who has been awarded restricted stock and does not make an election under Section 83(b) of the Internal Revenue Code will not recognize taxable income at the time of the award. When any transfer or forfeiture restrictions applicable to the restricted stock lapse, the eligible person will recognize ordinary income, and the company will be entitled to a corresponding deduction, equal to the excess of the fair market value of the shares when the restrictions lapse over any amount paid by the eligible person for the restricted stock. Any dividends paid to the eligible person on the restricted stock at or before the lapse of the restrictions will be ordinary compensation income to the eligible person and deductible as such by the company.

     An eligible person who has been awarded restricted stock and makes an election under Section 83(b) of the Internal Revenue Code will recognize ordinary income at the time of the award, and the company will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time of grant over any amount paid by the eligible person for the restricted stock. Any dividends subsequently paid to the eligible person on the restricted stock will be dividend income to the eligible person and not deductible by the company. There are no federal income tax consequences either to the eligible person or to the company at the time any transfer or forfeiture restrictions applicable to the restricted stock lapse.

     STOCK OPTIONS. There are no federal income tax consequences either to the recipient of the stock option or to the company upon the grant of an incentive stock option or a non-qualified stock option. On the exercise of an incentive stock option during employment or within three months thereafter, the eligible person will not recognize any income, and the company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the exercise price must be included in the eligible person's alternative minimum taxable income, which may give rise to alternative minimum tax liability to the eligible person. Generally, if the eligible person disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the eligible person will recognize ordinary income, and the company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (but not in excess of the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the eligible person. If the shares are disposed of after the two-year and one-year periods mentioned above, the company will not be entitled to any deduction, and the entire gain or loss for the eligible person will be treated as a capital gain or loss.

     On the exercise of a non-qualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will generally be taxable to the eligible person as ordinary income and deductible by the company, provided the company properly files IRS Form W-2 or Form 1099 in respect of the exercise. This disposition of shares acquired upon the exercise of a non-qualified stock option will generally result in a capital gain or loss for the eligible person, but will have no tax consequences for the company.

     STOCK APPRECIATION RIGHTS. There are no federal income tax consequences either to the eligible person or to the company upon the grant of stock appreciation rights. The amount of any cash (or the fair market value of any shares) received by the eligible person upon the exercise of the stock appreciation rights will be subject to ordinary income tax in the year of receipt, and the company will be entitled to a deduction for that amount.

     VOTE REQUIRED. Re-approval of the material terms of the performance goals under the 1998 Incentive Plan will require the affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

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                     CORPORATE GOVERNANCE AND BOARD MATTERS

GOVERNANCE DEVELOPMENTS

     We are committed to implementing and upholding high standards of responsible corporate governance. On March 5, 2004, the Board of Directors, upon the Corporate Governance Committee's recommendation, approved proposals 2(a) and
(b) being presented to shareholders for their approval. In addition, over the last year we have undertaken the following:

     - Appointed two new independent directors to the Board following the resignations of Betty Rosskamm and Alma Zimmerman, members of the founding families of our company. Mrs. Rosskamm and Mrs. Zimmerman continue to participate on the Board as Directors Emeritus. Under Emeritus status, neither Mrs. Rosskamm nor Mrs. Zimmerman will serve on any of the committees of the Board, nor will either of them vote on any matters that come before the Board for approval. The two new directors, Tracey Thomas-Travis and Patricia Morrison, were identified through a nationwide search undertaken by an independent search firm retained by the Corporate Governance Committee and neither of them was known to any member of the Board or officer of the company prior to their identification by the search firm. Each of Ms. Thomas-Travis and Ms. Morrison bring a diversity of business and personal experience to the board. See pages 17 and 18.

     - The Board approved the reclassification of our dual class stock into a single class of stock. The reclassification converted our non-voting class of stock into voting stock, with each share now having one vote. The reclassification was approved by shareholders on November 4, 2003. The reclassification aligns the voting rights of shareholders with their economic interests.

     - Corporate Governance Guidelines were adopted on March 5, 2003, and are discussed in this proxy statement.

     We continually monitor developments in the area of corporate governance and will continue to develop and implement appropriate practices for our company.

BOARD OF DIRECTORS

     The primary responsibility of the Board of Directors is to foster the long-term success of the company, consistent with its fiduciary duty to the shareholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the company.

     The Board has four regularly scheduled meetings a year. These meetings are usually held in March, June, August and November. The organizational meeting follows immediately after the Annual Meeting of Shareholders in June. All of the meetings are held at an offsite location. Our Board reviews strategic issues at Board meetings throughout the year. In addition, the Board formally reviews the company's strategic plan each year with participation from senior management. The Board held four regular meetings in fiscal year 2004. Directors are expected to attend Board meetings, the Annual Meeting of Shareholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During the last year, all of our directors attended 100% of the regularly scheduled meetings of the Board and Committees on which they served, and attended the Annual Meeting of Shareholders held in June 2003.

CORPORATE GOVERNANCE GUIDELINES

     The Board has adopted Corporate Governance Guidelines, which are posted on the company's website at www.joann.com. Pursuant to those guidelines, the non-management directors meet in executive session at each Board meeting. The non-management directors have a designated lead director to preside at the executive session.

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

LEAD DIRECTOR

     The lead director's responsibilities are to:

     - Act as principal liaison between the non-employee directors and the chairman.

     - Coordinate and lead meetings of the non-employee directors and provide the chairman feedback from those meetings.

     - Advise the chairman on issues of interest to the non-employee directors and provide input on the agenda for future Board meetings.

     - Convey requests from the non-employee directors for operational, financial, legal or other information, updates or advice.

     The lead director is rotated on an annual basis based alphabetically on the directors' last names. Dr. Scott Cowen has served as lead director since August 2003.

BOARD INDEPENDENCE

     Under our Corporate Governance Guidelines, a majority of our Board must be "independent," as such term is defined under the NYSE Listings Standards. No director qualifies as "independent" unless our Board of Directors affirmatively determines that the director has no material relationship with the company. In order to make this determination, the Board considers all relevant facts and circumstances surrounding the director's relationship with the company and its management. The Board of Directors recognizes that material relationships can include, without limitation, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, and will consider these in its determinations.

     In March 2004, the Board adopted Standards for Determining Director Independence ("Standards") to aid it in determining whether a director is independent. These Standards are in compliance with the new director independence requirements of the NYSE Listing Standards and incorporate independence standards contained in the Securities Exchange Act of 1934, as amended, and the Internal Revenue Code. A copy of the Standards is attached as Appendix A to this proxy statement.

     After considering all relevant facts and circumstances, including each Director's commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, including those relationships described under "Certain Relationships and Related Transactions" below, the Board has affirmatively determined that each Director and each Director nominee is "independent" as such term is defined under our Standards, with the exception of Alan Rosskamm, who serves as the company's Chairman and Chief Executive Officer, and Ira Gumberg, who is President and Chief Executive Officer of J.J. Gumberg Co., a real estate development and investment company, which manages numerous shopping centers, 12 of which contain stores of our company. Mr. Gumberg and his family are the sole investors in two partnerships owning shopping centers, which contain our stores and may result in more than $100,000 being paid to him or members of his family. J.J. Gumberg Co. operates more than 30 shopping centers, many of which include large national retailers as tenants.

COMMUNICATIONS WITH THE BOARD

     Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the lead director, Board of Directors of Jo-Ann Stores, Inc., 5555 Darrow Road, Hudson, OH 44236. The Corporate Secretary will act as agent to the non-management directors in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the lead director. Communications that relate to matters that are within the responsibility of one of the Board Committees are to be forwarded to the Chairperson of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as customer complaints, are to be sent to the appropriate company executive. Solicitations, junk mail and obviously frivolous or inappropriate communications will not to be forwarded, but will be made available to any non-management director who wishes to review them.

CODE OF BUSINESS CONDUCT AND ETHICS

     In accordance with applicable NYSE Listing Standards and SEC Regulations, the Board has adopted the Jo-Ann Stores, Inc. Code of Business Conduct and Ethics (including the Code of Ethics for the CEO and Financial Officers), which is available on the "Corporate Governance" page of the Investor Relations section of the company's website at www.joann.com.

COMMITTEES OF THE BOARD

     The Board has established three Committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Shareholders, based on the recommendation of the Corporate Governance Committee. The Board has adopted written charters for each of these Committees, which are available on the "Corporate Governance" page of the Investor Relations section of the company's website at www.joann.com. The Chair of each Committee works with the company to develop the agenda for that Committee and determine the frequency and length of Committee meetings. All directors are invited to attend meetings of Committees of the Board of which he or she is not a member.

     THE AUDIT COMMITTEE, which met seven times during the fiscal year ended January 31, 2004, is responsible for the engagement of the independent auditors of our company, reviewing with the auditors the results of the audit engagement and the scope and thoroughness of the auditors' examination, reviewing the independence of the independent auditors, reviewing our company's SEC filings, reviewing the effectiveness of our company's systems of internal accounting controls and approving all auditing and non-auditing services performed by the company's independent auditors or other auditing or accounting firms and recommending to the Board of Directors the appointment of independent auditors for the fiscal year. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix C. The Board has determined that all members of the Audit Committee meet the independence requirements as provided in our Standards, which comply with the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The formal report of the Audit Committee with respect to the fiscal year ended January 31, 2004 begins on page 28 of this proxy statement. This committee currently consists of Scott Cowen (Chairman), Patricia Morrison, Frank Newman, Beryl Raff, Gregg Searle and Tracey Thomas-Travis.

     The Board has determined that all members of the Audit Committee are financially literate as required by the NYSE and that at least one of the committee members, Dr. Scott Cowen, is an "audit committee financial expert" within the meaning of regulations of the Securities and Exchange Commission.

     THE COMPENSATION COMMITTEE consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of our Standards, which comply with the listing standards of the NYSE. In addition, each member qualifies as a "non-employee director" under Rule 16b-3 of the Securities Exchange Act, as amended, and an "outside director" under Section 162(m) of the Internal Revenue Code.

     The Compensation Committee met five times during the fiscal year ended January 31, 2004. The Committee's responsibilities are set forth in the Compensation Committee Charter and includes setting the compensation for executive officers of our company, making recommendations to the Board of Directors with respect to the adoption and amendment of incentive compensation plans and administering those plans approved by the Board of Directors. The formal report of the Compensation Committee on executive compensation begins on page 24 of this proxy statement. This Committee currently consists of Frank Newman (Chairman), Scott Cowen, Patricia Morrison, Beryl Raff, Gregg Searle and Tracey Thomas-Travis.

     THE CORPORATE GOVERNANCE COMMITTEE consists entirely of non-management directors. Following the organizational meeting in June 2004, all members of the Corporate Governance Committee will be comprised entirely of directors who have been determined by the Board to be independent within the meaning of our Standards, which comply with the listing standards of the NYSE.

     The Corporate Governance Committee, met nine times during the fiscal year ended January 31, 2004. The Committee's responsibilities are set forth in the Corporate Governance Committee Charter and includes advising and making recommendations to the Board of Directors on issues of corporate governance, including matters relating to our code of conduct, authority and approval levels, and insider trading and media and analyst communication policies, among others. The Corporate Governance Committee has the authority to interview and recommend to the Board of Directors, for nomination on behalf of the Board, suitable persons for election as directors when a vacancy exists on the Board. The Corporate Governance Committee and the Board of Directors will also consider individuals properly recommended by shareholders of our company. Such recommendations should be submitted in writing to the Chairman of the Board, who will submit them to the Committee and the entire Board for their consideration. The recommendations must be accompanied by the consent of the individual nominated to be elected and to serve. This Committee currently consists of Gregg Searle (Chairman), Scott Cowen, Ira Gumberg, Patricia Morrison, Frank Newman, Beryl Raff and Tracey Thomas-Travis.

                             ELECTION OF DIRECTORS

PROCESS FOR NOMINATING DIRECTORS

     The Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Shareholders. In evaluating the suitability of individuals for Board membership, the Committee applies the following Board Competencies:

BOARD COMPETENCIES

     In evaluating the suitability of individuals for Board membership, the Committee has established minimum qualification standards for nominees and has also identified certain desirable qualities and skills. A copy of the Board Competencies is attached to this proxy statement as Appendix B. The Committee will apply the minimum criteria and will take into account desirable qualities and skills and all other factors that would help in the evaluation of a candidate's suitability for Board membership.

SELECTION PROCESS FOR NEW BOARD CANDIDATES

     INTERNAL PROCESS FOR IDENTIFYING CANDIDATES. The Corporate Governance Committee has two primary methods for identifying candidates (other than those proposed by the company's shareholders, as discussed below). First, the Corporate Governance Committee solicits ideas for possible candidates from a number of sources - members of the Board; senior level company executives; individuals personally known to the members of the Board; and research, including database and other searches. Second, the Committee may from time to time use its authority under its charter to retain at the company's expense one or more search firms to identify candidates (and to approve such firms' fees and other retention terms). If the Corporate Governance Committee retains one or more search firms, they may be asked to identify possible candidates who meet the minimum and desired qualifications, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Corporate Governance Committee and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the Corporate Governance Committee.

     GENERAL NOMINATION RIGHT OF ALL SHAREHOLDERS. Any shareholder of the company may nominate one or more persons for election as a director of the company at an annual meeting of shareholders if the shareholder complies with the provisions contained in the company's Amended and Restated Code of Regulations. The company has an advance notice provision. In order for the director nomination to be timely, a shareholder's notice to the company's secretary must be delivered to the company's principal executive offices not later than the close of business on the ninetieth calendar day, and not earlier than the opening of business on the one hundred twentieth calendar day, prior to the meeting; except that, if the first public announcement of the date of the meeting is not made at least one hundred days prior to the date of the meeting, notice by the shareholder will be timely if it is delivered or received not later than the close of business on the tenth calendar day after the first public announcement of the date of the meeting and not earlier than the opening of business on the one hundred twentieth calendar day prior to the meeting. A shareholder's notice must set forth, as to each candidate, all of the information about the candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission used in connection with the solicitation of proxies for the election of the candidate as a director.

EVALUATION OF CANDIDATES

     The Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

     If, based on the Committee's initial evaluation, a candidate continues to be of interest to the Committee, the Chair of the Corporate Governance Committee will interview the candidate and communicate the Chair's evaluation to the other Corporate Governance Committee members, the Chairman/Chief Executive Officer and the Executive Vice President-Human Resources. Later reviews will be conducted by other members of the

Corporate Governance Committee and senior management. Ultimately, background and reference checks will be conducted and the Corporate Governance Committee will meet to finalize its list of recommended candidates for the Board's consideration.

TIMING OF THE IDENTIFICATION AND EVALUATION PROCESS

     The company's fiscal year ends each year on the Saturday closest to January
31. The Corporate Governance Committee usually meets in November and March to consider, among other things, candidates to be recommended to the Board for inclusion in the company's recommended slate of director nominees for the next annual meeting and the company's proxy statement. The Board usually meets each March to (i) vote on, among other things, the slate of director nominees to be submitted to and recommended for election by shareholders at the annual meeting, which is typically held in June of that year, and (ii) to consider and recommend to the Board for its approval, at the Board meeting following the annual meeting, the composition of Board committees.

THE NOMINEES

     The following table sets forth certain information regarding the nominees for election as members of the Board of Directors and Directors whose terms of office will continue after the Annual Meeting. This information is based upon information furnished to the company by such persons as of April 16, 2004.

                                        PRINCIPAL OCCUPATION PAST FIVE YEARS,             DIRECTOR
            NAME                             OTHER DIRECTORSHIPS AND AGE                   SINCE
            ----                        -------------------------------------             --------
                                       NOMINEES FOR THE TERM TO EXPIRE IN 2007
Ira Gumberg(1)                 President and Chief Executive Officer of J.J. Gumberg        1992
                               Co., a real estate development and investment company,
                               for more than five years. J.J. Gumberg Co. is among the
                               top 25 owner/developers in the country, and has a
                               portfolio of more than 30 shopping centers, consisting
                               of over 12 million square feet of space in multiple
                               states. Mr. Gumberg is a member of the board of
                               directors of Mellon Financial Corporation., and a board
                               member of The Pittsburgh Cultural Trust and the
                               Allegheny Conference on Community Development. Mr.
                               Gumberg currently serves as trustee and vice chair of
                               the Finance Committee for Carnegie Mellon University and
                               as a member of the board of visitors for the University
                               of Pittsburgh, Joseph M. Katz Graduate School of
                               Business.; age 50.
Patricia Morrison(1)(2)(3)     Executive Vice President and Chief Information Officer       2003
                               for Office Depot, Inc., a supplier of office products
                               and services, since January 2002. From June 2000 to
                               January 2002, she was Chief Information Officer for The
                               Quaker Oats Company, a manufacturer and marketer of food
                               and beverage products. From April 1997 to June 2000, she
                               was Chief Information Officer for GE Industrial Systems,
                               a division of the General Electric Company, a
                               diversified industrial corporation; age 44.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES

     The following table sets forth certain information regarding the nominees for election in 2005 and 2006 as members of the Board of Directors and Directors whose terms of office will continue after the Annual Meeting. This information is based upon information furnished to the company by such persons as of April 16, 2004.

                                        PRINCIPAL OCCUPATION PAST FIVE YEARS,             DIRECTOR
            NAME                             OTHER DIRECTORSHIPS AND AGE                   SINCE
            ----                        -------------------------------------             --------
                                         DIRECTORS WHOSE TERM EXPIRES IN 2005
Frank Newman(1)(2)(3)          Chairman and Chief Executive Officer of Medical              1991
                               Nutrition, Inc., a nutrition-medicine company, since
                               March 2003. Private investor and consultant from January
                               2001 to March 2003. Chief Executive Officer from April
                               2000 to January 2001 of more.com, an on-line health,
                               beauty and wellness retailer, and Chairman of the Board
                               from February 1997 to March 2000, President and Chief
                               Executive Officer from February 1996 to March 2000 and
                               President from July 1993 to March 2000 of Eckerd
                               Corporation, a pharmacy retailer. He is also a Director
                               of Jabil Circuit, Inc., Medical Technology Systems, Inc.
                               and Medical Nutrition, Inc.; age 55.
Beryl Raff(1)(2)(3)            Senior Vice President-General Merchandising Manager for      2001
                               the Retail Jewelry Division of J.C. Penney Company,
                               Inc., a department store retailer, since May 2001.
                               Previously, she spent six years with Zale Corporation, a
                               specialty retailer of fine jewelry, advancing to
                               Chairman and Chief Executive Officer and spent 19 years
                               with R.H. Macy & Company, a department store retailer,
                               advancing to Senior Vice President/General Merchandising
                               Manager; age 53.
Tracey Thomas-Travis(1)(2)(3)  Senior Vice President, Finance for Limited Brands, Inc.,     2003
                               an apparel and personal care products retailer, since
                               April 2002. Previously she was Vice President, Finance
                               and Chief Financial Officer of Intimate Brands, Inc., a
                               women's intimate apparel and personal care products
                               retailer, from April 2001 to April 2002 and Chief
                               Financial Officer of the Beverage Can Americas group of
                               American National Can, a manufacturer of metal beverage
                               cans, from 1999 to 2001; age 41.
                                         DIRECTORS WHOSE TERM EXPIRES IN 2006
Alan Rosskamm                  Chairman of the Board, President and Chief Executive         1985
                               Officer of our company for more than five years. He is a
                               member of one of the two founding families of our
                               company and has been employed by us since 1978. Mr.
                               Rosskamm is also a Director of Charming Shoppes Inc., a
                               women's apparel retailer; age 54.
Scott Cowen(1)(2)(3)           President of Tulane University and the Seymour S Goodman     1987
                               Professor of Management since July 1998. Previously, he
                               was Dean of the Weatherhead School of Management and
                               A.J. Weatherhead III Professor of Management, Case
                               Western Reserve University, for more than five years.
                               Dr. Cowen is also a Director of American Greetings
                               Corporation, Forest City Enterprises, Inc. and Newell
                               Rubbermaid Inc.; age 57.
Gregg Searle(1)(2)(3)          President and Chief Executive Officer of Compel Holdings     1996
                               Inc., a network infrastructure services company, since
                               November 2001 and President and Chief Executive Officer
                               of StoneGate Holdings, Ltd., a private investment
                               company, since October 1999. Previously, he was
                               President and Chief Operating Officer from November 1996
                               to September 1998 of Diebold, Incorporated, a
                               manufacturer of ATM's and security products; age 55.

---------------

(1) Member of the Corporate Governance Committee.

(2) Member of the Audit Committee.

(3) Member of the Compensation Committee.

                           COMPENSATION OF DIRECTORS

     Our company's compensation program for each non-employee director consists of cash compensation, deferred stock and grants of stock options and restricted stock, as noted below:


CASH
- Retainer                                       $5,000 per quarter
- Committee chair retainer                        $750 per quarter
- Meeting fees                                     $2,000 per day
- Telephonic meeting fees                          $1,000 per call

DEFERRED STOCK                                        Voluntary


STOCK OPTIONS                                      8,600 per year

RESTRICTED STOCK
- Upon election                                     5,750 shares
- Subsequent 10 year anniversaries                  5,750 shares

     CASH COMPENSATION. Each non-employee director is compensated at a rate of $5,000 per quarter and $2,000 for each day of Board and committee meetings attended. Additionally, committee chairpersons receive an additional $750 per quarter per committee chaired.

     DEFERRED STOCK. In September 1999, the Board of Directors approved the adoption of a deferred stock feature for non-employee directors that allows non-employee directors to elect to convert the retainer and meeting fee portion of their cash compensation into deferred stock units. Under this feature, non-employee directors can make an irrevocable election at the Board meeting held at the time of our company's Annual Meeting of Shareholders to convert a percentage (0% to 100% in 25% increments) of their cash compensation to deferred stock units for the next 12 month period. The conversion of cash compensation to deferred stock units is based on the closing market price of our company's common shares on the date the cash compensation would have been payable if it were paid in cash. These deferred stock units are credited to an account of each non-employee director, although no stock is issued until the earlier of an elected distribution date as selected by the non-employee director or retirement.

     STOCK OPTIONS. Non-employee directors are granted stock option awards under the 1998 Incentive Compensation Plan. We grant stock options for 8,600 common shares to each non-employee director upon completion of each year of service as a director. A year of service ends on the date of the Annual Meeting of Shareholders. Generally, stock option awards are fully exercisable after four years following the date of grant and expire in seven to ten years. In the event of the retirement of a director after more than ten years of continuous service, the Compensation Committee may accelerate the date on which any stock option (outstanding for a period of more than twelve months) becomes exercisable. Upon termination of a director from the Board for any reason, he or she would continue to have the right to exercise the vested portion of an outstanding stock option during the three-month period immediately following the date of termination of such service.

     A total of 1,537,844 common shares are currently available for stock awards under the 1998 Incentive Compensation Plan. The 1998 Incentive Compensation Plan is the same plan used to grant stock options and restricted stock awards to executive officers and other key employees of the company.

     RESTRICTED STOCK. Non-employee directors are granted restricted stock awards as permitted under the 1998 Incentive Compensation Plan. This feature of the 1998 Incentive Compensation Plan was adopted by the Board of Directors in September 1999 and provided for a one-time grant of 5,750 common shares to each then current non-employee director. Additionally, each new non-employee director will be eligible for a one-time grant of 5,750 common shares upon joining the Board of Directors. Each non-employee director will then be eligible for an additional grant of 5,750 common shares every ten years following their initial grant, provided the director continuously serves as a director for the entire ten-year period. Restricted stock represents awards granted without payment to the company but which are subject to restrictions on their transfer or sale. The restrictions on non-employee director restricted stock lapse with respect to fifty percent of the award three years from the date of the grant and with respect to the remaining fifty percent six years from the date of the grant, provided the non-employee director still serves in such capacity at the time of each lapse.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Ira Gumberg, a Director of our company, is President and Chief Executive Officer of J.J. Gumberg Co., a real estate development and investment company. J.J. Gumberg manages numerous shopping centers, 12 of which contain stores of our company. The owners of the various shopping centers managed by J.J. Gumberg Co. are separate legal entities (individually referred to as "shopping center entity") in which Mr. Gumberg or his immediate family may have some investment interest. Four of the leases were entered into after Mr. Gumberg became a director of our company and are on terms no less favorable to our company than could have been obtained from an unrelated party. The aggregate rent and related occupancy charges paid by the company during fiscal 2004, 2003 and 2002 to the shopping center entities for various stores under lease amounted to $1.6 million, $1.4 million and $1.3 million respectively. In fiscal 2004, the payments of $1.6 million to J.J. Gumberg, as agent, did not exceed 2% of such company's gross revenue, nor did any single shopping center entity receive any payments from us in excess of $1 million dollars. Two of the shopping center entities leasing to the company are partnerships solely owned by Mr. Gumberg and members of his family.

                             EXECUTIVE COMPENSATION

     The following table sets forth information relating to the annual and long-term compensation for the three fiscal years ended January 31, 2004 for the chief executive officer and the four most highly paid executive officers of our company.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                ANNUAL COMPENSATION            COMPENSATION AWARDS
                                          -------------------------------   --------------------------
                                                                  OTHER                   SECURITIES        ALL
                                                                  ANNUAL    RESTRICTED    UNDERLYING       OTHER
           NAME AND              FISCAL                          COMPEN-      STOCK      OPTIONS/SARS     COMPEN-
      PRINCIPAL POSITION          YEAR    SALARY(1)   BONUS(2)    SATION    AWARDS(3)    COMMON SHARES   SATION(4)
      ------------------         ------   ---------   --------   --------   ----------   -------------   ---------
Alan Rosskamm                     2004    $683,209          --         --    $517,140        90,000      $962,580(5)
  Chairman of the Board,          2003    $584,423    $566,538         --          --            --      $  70,465
  President and                   2002    $465,000          --         --          --            --      $  78,104
  Chief Executive Officer
Dave Bolen(6)                     2004    $398,269          --         --    $139,230        24,000      $  17,904
  Executive Vice President,       2003    $372,115    $269,135         --          --            --      $  18,610
  Merchandising, Marketing        2002    $342,597          --         --          --        50,000      $  19,314
  And Logistics
Brian Carney                      2004    $347,499          --         --    $139,230        24,000      $  12,713
  Executive Vice President,       2003    $344,596    $249,606         --          --            --      $  13,527
  Chief Financial Officer         2002    $306,500          --         --          --        50,000      $  14,273
Mike Edwards(7)                   2004    $341,895          --         --    $139,230        24,000      $  14,122
  Executive Vice President,       2003    $335,769    $242,885         --          --            --      $  12,469
  Operations                      2002    $238,484    $100,000   $153,831    $ 44,500       125,000      $      --
Valerie Gentile Sachs(8)          2004    $261,411    $100,000         --    $ 39,780        10,000      $      --
  Executive Vice President,       2003    $ 20,000          --         --    $114,600        50,000      $      --
  General Counsel & Secretary

---------------

(1) Includes amounts earned but deferred under Section 401(k) of the Internal Revenue Code.

(2) Represents bonuses paid under the Management Incentive Plan ("MIP") and other certain guaranteed bonuses. These amounts represent bonuses earned in the fiscal year indicated but paid in the subsequent fiscal year.

(3) Restricted stock awards granted under the company's 1998 Incentive Compensation Plan.

(4) Reflects matching contributions we have made under our Jo-Ann Stores, Inc. Savings Plan 401(k), compensation earned for insurance premiums paid on behalf of the named executive officers for insurance policies for which family members of the named executive officers are the beneficiaries, and amounts we have expensed for potential benefits earned under our Supplemental Retirement Benefit Plan. For fiscal year 2004, matching contributions made under our Jo-Ann Stores, Inc. Savings Plan 401(k) to executive officers amounted to the following: Mr. Rosskamm -- $1,010; Mr. Bolen -- $1,038; Mr. Carney -- $966; and Mr. Edwards -- $939. For fiscal year 2004, compensation earned for insurance premiums paid or imputed income on insurance premiums paid on behalf of the named executive officers amounted to the following: Mr. Rosskamm -- $1,813; Mr. Bolen -- $540; Mr. Carney -- $258; and Mr. Edwards -- $258. Our Supplemental Retirement Benefit Plan provides benefits, subject to forfeiture, to such employees upon normal retirement, early retirement, death or total disability. Under this plan, we expensed the following amounts for fiscal 2004 as follows: Mr.
    Bolen -- $16,326; Mr. Carney -- $11,489; and Mr. Edwards -- $12,925.

(5) The company previously had a split-dollar life insurance arrangement with a trust established by Mr. Rosskamm and his wife, Barbara Rosskamm, for the benefit of their children. Our company and the trust shared in the premium costs of whole life insurance policies that would have paid death benefits of not less than $10 million upon the death of Mr. Rosskamm and his wife (whichever occurred later). The split-dollar insurance arrangement was structured such that upon the payment of benefits or cancellation, all premium payments would be returned to our company. The present value of the split-dollar insurance arrangement included herein for fiscal year 2004 is $13,999. As a result of the early termination of Split-Dollar Insurance
   Agreements with Mr. Rosskamm, the Compensation Committee approved the payment of $945,759 in additional compensation to him over a term of 13 months and payable in three equal installments of $315,253 in January 2004, February 2004 and February 2005 as full compensation for his economic loss. The formal report of the Compensation Committee on executive compensation begins on page 24 of this proxy statement.

(6) Mr. Bolen assumed the position of Executive Vice President, Merchandising, Marketing and Logistics effective March 27, 2001. Prior to such date, he served as Executive Vice President, Stores and Business Development from December 1998 to March 2001.

(7) Mr. Edwards assumed the position of Executive Vice President, Operations effective April 15, 2001. Other annual compensation includes a $153,831 relocation allowance paid during fiscal 2002. Upon his hire, Mr. Edwards was granted restricted stock holdings of 11,500 common shares and was guaranteed a $100,000 MIP bonus -- 50% payable April 2001, 50% payable March 2002.

(8) Ms. Sachs assumed the position of Executive Vice President, General Counsel and Secretary effective January 6, 2003. Upon her hire, Ms. Sachs was granted restricted stock holdings of 5,750 common shares and was guaranteed a $50,000 MIP bonus payable March 2004.

                       OPTION GRANTS IN FISCAL YEAR 2004

     The following table provides information relating to stock option grants during the last fiscal year for the chief executive officer and the other four most highly paid executive officers of our company.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                 INDIVIDUAL GRANTS                                      ANNUAL
                      -----------------------------------------------------------------------    RATES OF STOCK PRICE
                            NUMBER OF         PERCENT OF TOTAL     EXERCISE OR                     APPRECIATION FOR
                      SECURITIES UNDERLYING    OPTIONS GRANTED    BASE PRICE PER                    OPTION TERM(2)
                         OPTIONS GRANTED        TO EMPLOYEES          COMMON       EXPIRATION   ----------------------
        NAME             (COMMON SHARES)       IN FISCAL YEAR         SHARE           DATE         5%          10%
        ----          ---------------------   -----------------   --------------   ----------   ---------   ----------
Alan Rosskamm                90,000(1)              11.9%             $16.80       03/06/2010   $615,536    $1,434,460
Dave Bolen                   24,000(1)               3.2%             $16.80       03/06/2010   $164,143    $  382,523
Brian Carney                 24,000(1)               3.2%             $16.80       03/06/2010   $164,143    $  382,523
Mike Edwards                 24,000(1)               3.2%             $16.80       03/06/2010   $164,143    $  382,523
Valerie Gentile Sachs        10,000(1)               1.3%             $16.80       03/07/2010   $ 68,393    $  159,384

---------------

(1) The options granted become exercisable in four equal annual installments commencing one year after the date of grant.

(2) Based upon the exercise price, which was equal to the fair market on the date of grant, and annual appreciation at the rate stated on such price through the expiration date of the options. Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future stock price. Actual gains, if any, are contingent upon the continued employment of the named executive officer through the expiration date, as well as being dependent upon general performance of our common stock. The potential realizable values have not taken into account amounts required to be paid by the named executive officer for federal income taxes.

  AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-ENDED OPTION
                                     VALUES

     The following table provides information relating to aggregate option exercises during the last fiscal year and fiscal year-end option values for the chief executive officer and the other named executive officers of our company.

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING               VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       COMMON SHARES                  AT JANUARY 31, 2004           AT JANUARY 31, 2004
                        ACQUIRED ON     VALUE     ---------------------------   ---------------------------
        NAME             EXERCISE      REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -------------   --------   -----------   -------------   -----------   -------------
Alan Rosskamm             17,250       $254,961     382,250        215,000      $4,598,090     $2,580,350
Dave Bolen                    --             --     271,000         86,500      $3,024,142     $1,148,635
Brian Carney                  --             --     137,250         86,500      $2,327,931     $1,148,635
Mike Edwards                  --             --      31,250         86,500      $  641,875     $1,445,510
Valerie Gentile Sachs         --             --      12,500         47,500      $   55,250     $  233,150

                        EXECUTIVE EMPLOYMENT AGREEMENTS

     Our company has agreements with Alan Rosskamm, Chief Executive Officer, and five other executive officers, including the named executive officers, that are designed to retain the executive officers and provide for continuity of management in the event of any actual or threatened change in the control of our company. Each agreement will become operative only if the executive's employment is terminated by the company "without cause" or by the executive for "good reason" (in each case, as defined in the agreement). If an agreement becomes operative, the executive will be entitled to certain severance payments and continuing health and life insurance coverage. The amount of these payments and the length of time that insurance coverage will be continued vary depending upon whether the termination occurs before or after a "Change in Control" of our company (as defined in the agreement). The payments and continuing coverage that may be provided under these agreements for Mr. Rosskamm and the other executive officers are explained below.

     If Mr. Rosskamm becomes entitled to benefits under the agreement before a Change in Control, he will be entitled to receive continued payments of base salary and continued health and life insurance coverage through the third anniversary of the termination date. If Mr. Rosskamm becomes entitled to benefits under the agreement after a Change in Control, he will be entitled to prompt payment of (a) a lump sum equal to three times the sum of his base salary plus bonus, (b) any unpaid bonus for any prior year, and (c) a pro rata bonus for that part of the current year that ends on the termination date. In addition, health and life insurance coverage will be continued through the third anniversary of the termination date. Whether the termination is before or after a Change in Control, continuing health and certain life insurance coverage would stop if Mr. Rosskamm becomes eligible for similar benefits with another employer.

     The agreements for the other executive officers provide for similar benefits except that (a) if the termination is before a Change in Control, salary and health and life insurance coverage would continue for one and one-half years, rather than three years, after the termination date and (b) if the termination is after a Change in Control, the lump sum payment would be two times, rather than three times, salary and bonus and health and life insurance coverage would be continued through the second, rather than the third, anniversary of the termination date. In addition, the other executive officers would be entitled to a lump sum payment in lieu of any retirement benefits provided under the company's Supplemental Retirement Benefit Plan.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for reviewing and approving executive management compensation and for administering the incentive and equity participation plans that make up the variable compensation paid to the chief executive officer and other executive officers and operating officers. Each member of the Compensation Committee qualifies as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, an "outside director" under Section 162(m) of the Internal Revenue Code, and an "independent director", as such term is defined in Section 303.01(B)(2)(a) of the New York Stock Exchange Listed Company Manual.

WHAT IS OUR COMPANY'S PHILOSOPHY ON EXECUTIVE COMPENSATION?

     The Compensation Committee's strategy is to design a compensation program that will enable our company to attract, motivate and retain officers and to establish and maintain a performance and achievement-oriented environment. The Compensation Committee and the Board believe that the executive management compensation program should support the goals of our company. Accordingly, the compensation program:

     - Establishes compensation performance objectives that are aligned with corporate goals;

     - Provides a high degree of correlation between compensation and performance; and

     - Creates long-term incentives directly linked to shareholder returns

HOW ARE THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS COMPENSATED?

     Our company's compensation program for executive management consists of three elements:

     - A base salary;

     - A performance-based annual bonus; and

     - Periodic grants of stock options and restricted stock awards

     BASE SALARY. Base salaries are generally set at the average of the salaries of comparable officers at companies that are considered to be peers of our company. Salary information about peer companies is determined by direct reference to published public information about companies in the specialty retail industry as well as companies in the fabric and craft industries. In determining compensation, consideration is given to the relative size and revenues of such companies. In addition, the Compensation Committee from time to time obtains input on industry salary levels from a nationally recognized employment consultant who has significant experience in the retail industry.

     In general, base salary and other components of compensation are determined by job responsibility, with the Chief Executive Officer and the Executive Vice Presidents occupying the top tier. During fiscal year 2004, the average salary increase for all executive officers was 8.2 percent, comprised of a 13.9 percent increase for the Chief Executive Officer and an average increase of 7.2 percent for the Executive Vice Presidents.

     ANNUAL BONUS. Our company awards bonuses to executive officers, operating officers and certain other management employees through a Management Incentive Plan ("MIP"). The MIP is administered in such a way as to focus the efforts of participants on meeting the expectations of customers and shareholders through teamwork. To ensure that the interests of all MIP participants are aligned with those of our company's shareholders, the company's profits are utilized as the primary factor in determining bonuses under the plans. The level of bonus awarded under these plans is based on a combination of the profit target for the fiscal year and individual performance goals. Bonuses are not payable under the plans unless the minimum profit target is achieved.

     The profit target that is established by the Board of Directors is typically set at a level that exceeds our company's profit from the prior fiscal year. The profit target is comprised of a minimum, midpoint and maximum target. The chief executive officer can earn a bonus ranging from 50 to 100 percent of his base salary. Executive officers can earn a bonus ranging from 25 to 75 percent of their base salary. Bonuses for operating officers and other management employees participating in the plan are structured similarly, but designed to amount to a smaller percentage of their salary. For fiscal year 2004, the company's profit did not meet the minimum target. Accordingly, no bonuses were paid under the MIP, except for a $100,000 bonus paid to Ms. Sachs, an executive officer of the company, which had been agreed to as part of her employment consideration at the time she joined the company.

     LONG-TERM PERFORMANCE-BASED COMPENSATION. The company uses equity-based incentives to reward and retain key employees of the company. Currently, the company uses a combination of stock option and restricted stock awards as long-term incentives. Stock option and restricted stock awards are granted to executive officers and other key employees under the 1998 Incentive Compensation Plan. The Compensation Committee administers the plans, selects the recipients and determines the level of awards of stock options and restricted stock.

     The Compensation Committee believes that equity-based compensation ensures that the company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the company have been granted as non-qualified stock options with an exercise price equal to the closing price of the common stock on the date of grant and, accordingly, will have value only if the market price of the common stock increases after that date. In addition to annual awards, stock option and restricted stock awards are generally granted to executive officers, other operating officers and certain other management employees upon their hire, promotion or assumption of increased responsibility. The long-term incentive program reflects the Compensation Committee's strong belief that by providing additional equity-based incentives to key employees who have substantial responsibility for the management and growth of our company, the best interests of the shareholders and management will be closely aligned.

     In determining the size of stock option grants and restricted stock awards to key employees, the Compensation Committee bases its recommendations on such considerations as the value of options and restricted stock awards awarded to comparable positions in peer group companies, the allocation of overall share usage attributed to executive officers and the relative proportion of long-term incentives within the total compensation mix.

     Stock option grants during fiscal year 2004 to the Chief Executive Officer represented 11.9 percent of all stock options granted during the year. Grants to the Chief Executive Officer and all other executive officers of the company during fiscal year 2004 represented 26.0 percent of all stock options granted during the year. Generally, stock option awards are fully exercisable after four years following the date of grant and expire in seven to ten years.

     During fiscal year 2002, a retention option grant was approved by the Compensation Committee for executive officers of the company, other than the chief executive officer. These stock option awards expire after seven years and vest after four years but were subject to accelerated vesting upon the company achieving certain levels of financial performance. As a result of the financial performance during fiscal year 2003 and the accelerated vesting provision, these options became fully vested during fiscal year 2003. No annual award was made in fiscal year 2003 to officers or other key employees of the company.

     The Compensation Committee also grants restricted stock awards as a performance-based compensation vehicle and to attract and retain executive and operating officers. Generally, awards are made upon hire, promotion and the assumption of increased responsibility and to recognize superior performance. Beginning in fiscal 2004, the company began to structure its annual long-term incentive awards through a combination of non-qualified stock options and restricted stock. All restrictions on restricted stock awards granted to executive officers during the last three fiscal years lapse three to five years from the date of the award. Recipients forfeit their right to the restricted shares if they leave our company before the date of lapse. Because of this restriction, the Compensation Committee believes that these awards are a significant factor in the retention of key management personnel and induce a long-term view among executive officers.

HOW WAS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATED FOR FISCAL YEAR 2004?

     During fiscal year 2004, Mr. Rosskamm's base salary was increased approximately 13.9 percent from $575,000 to $654,687. This increase was based on the Compensation Committee's positive assessment of his performance and contributions during fiscal year 2003 as Chairman of the Board, President and Chief Executive Officer, as well as an adjustment warranted by direct comparisons to companies in our industry and other specialty retailers.

     Mr. Rosskamm was not awarded a bonus for fiscal 2004 under the Management Incentive Plan.

     As part of Mr. Rosskamm's overall compensation package, Mr. Rosskamm had been provided a split-dollar life insurance program for which the beneficiary was a trust established for the benefit of Mr. Rosskamm's children, and which would receive benefits following the second to die of both Mr. Rosskamm and his wife (the "Trust").

     The company, Mr. Rosskamm and the trustee of the Trust entered into Split Dollar Insurance Agreements (the "Insurance Agreements") in 1994 contingent upon Mr. Rosskamm waiving all rights he had under a supplemental employment retirement plan that had been in effect for his benefit since 1979.

     The Insurance Agreements were structured in such a way that the company would advance premium payments on two split-dollar insurance policies over a period of time estimated to be between 10 and 15 years until the policies became self-funding. Five years after a full funding test was met under the policies, the company would receive back all of the premiums advanced on Mr. Rosskamm's behalf.

     Following enactment of the Sarbanes-Oxley Act of 2002 and in light of issues raised by IRS Notice 2002-8, the company determined that it should terminate its involvement with the Insurance Agreements. Upon termination on December 31, 2003, the company received from Mr. Rosskamm $1,602,852, which comprised all the premiums advanced by the company on his behalf under the Insurance Agreements and the company released its interests in the policies.

     After receiving legal advice from independent counsel that Mr. Rosskamm could have contractual claims against the company for early termination of the Insurance Agreements, the Compensation Committee determined it was in the best interests of the company to resolve any such claims promptly. The Compensation Committee calculated the quantifiable economic loss Mr. Rosskamm suffered as a result of the early termination of the Insurance Agreements. The economic loss calculation was not intended to be a total "make whole" calculation as the Insurance Agreements had obligations that were not readily quantifiable and, accordingly, not included in the calculations. The Compensation Committee also took into account the impact of the early termination of the Insurance Agreements on Mr. Rosskamm's overall compensation package and other factors. After reviewing the entire matter, the Compensation Committee approved the payment of $945,759 in additional compensation to Alan Rosskamm over a term of 13 months and payable in three equal installments of $315,253 in January 2004, February 2004 and February 2005 as full compensation for his economic loss. Mr. Rosskamm has released the company from any further liabilities under the split dollar life insurance program and the early termination of the Insurance Agreements.

HOW HAS THE COMPANY RESPONDED TO THE IRS LIMITS ON DEDUCTIBILITY OF
COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer or one of the four other most highly compensated executive officers, unless such compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The stock options and certain restricted stock awards made under the 1998 Incentive Compensation Plan are intended to qualify as performance-based compensation under Section 162(m).

     The names of the directors who serve on the Compensation Committee are set forth below.

                                          COMPENSATION COMMITTEE

                                          FRANK NEWMAN (Chairman)
                                          SCOTT COWEN
                                          PATRICIA MORRISON
                                          BERYL RAFF
                                          GREGG SEARLE
                                          TRACEY THOMAS-TRAVIS

                         REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the company. During fiscal year 2004, the Audit Committee met seven times, and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Chief Executive Officer, Chief Financial Officer, Vice-President, Finance and Vice-President and Controller and independent auditors, prior to public release.

     In discharging its oversight responsibility of the audit process, the Audit Committee obtained, from the independent auditors, a formal written statement describing all relationships between the auditors and the company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee also discussed with the auditors any relationships that may impact their objectivity and independence and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and effectiveness of the company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed, both with the independent and internal auditors, their audit plans, audit scope and identification of audit risks.

     The Audit Committee received updates on legal issues from the company's legal counsel and followed established procedures as to the intake and investigation of complaints relating to accounting or auditing matters.

     The Audit Committee discussed and reviewed, with the independent auditors, all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the company, as of and for the fiscal year ended January 31, 2004, with management and the independent auditors. As part of this review, the Audit Committee discussed the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgements; and the clarity of disclosures in the financial statements. Management has the responsibility for the preparation of the company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 31, 2004, for filing with the Securities and Exchange Commission.

     The Audit Committee recommends the appointment of the independent auditors to the full Board of Directors after it has had the opportunity to review the scope of work to be performed and the fees proposed.

     The Audit Committee Charter is attached to this Proxy Statement as Appendix C.

                                          AUDIT COMMITTEE

                                          SCOTT COWEN (Chairman)
                                          PATRICIA MORRISON
                                          FRANK NEWMAN
                                          BERYL RAFF
                                          GREGG SEARLE
                                          TRACEY THOMAS-TRAVIS

              POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND
                          PERMITTED NON-AUDIT SERVICES

     The Audit Committee has established policies and procedures regarding pre-approval of audit, audit-related, tax, and other services that the independent auditor may perform for the company. Under the policy, predictable and recurring services are generally approved by the Audit Committee on an annual basis. The Audit Committee must pre-approve on an individual basis any requests for audit, audit-related, tax, and other services not covered by the services that are pre-approved annually.

     The Audit Committee may delegate pre-approval authority to any of its members if the aggregate estimated fees for all current and future periods for which the services are to be rendered will not exceed a designated amount, and any such pre-approval must be reported at the next scheduled meeting of the Audit Committee.

     The Audit Committee may prohibit services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. The Audit Committee also periodically reviews a schedule of fees paid and payable to the independent auditor by type of service being or expected to be provided.

     All services performed by the independent auditor in fiscal year 2004 were pre-approved by the Audit Committee.

                         PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to the company for the fiscal years ending January 31, 2004 and February 1, 2003 by the company's principal accountants, Ernst & Young LLP (in thousands):

                                                              FISCAL YEAR
                                                              ------------
                                                              2004    2003
                                                              ----    ----
Audit Fees (1)..............................................  $455    $255
Audit-Related Fees (2, 5)...................................    40      10
Tax Fees (3, 5).............................................    59      14
All Other Fees (4)..........................................    --      --
                                                              ----    ----
     Total..................................................  $554    $279
                                                              ====    ====

---------------

(1) Audit Fees include fees for professional services rendered by the principal accountant for the audit of the company's annual financial statements, review of financial statements included in the company's Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees include fees for assurance and related services performed that are reasonably related to the performance of the audit or review of the company's financial statements. These fees include consultation on SEC registration statements and filings, services related to Section 404 compliance of the Sarbanes-Oxley Act and consultations on other financial accounting and reporting matters.

(3) Tax Fees include fees billed for professional services relating to tax compliance, tax planning and consultations, reviews of tax returns and audit support.

(4) All Other Fees are fees for other permissible work that does not meet the above category descriptions.

(5) The Audit Committee has considered and concluded that the provision of these services is compatible with maintaining the principal accountant's independence.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly changes in total shareholder return on our common shares with the total return of the S&P Composite -- 500 Stock Index and the S&P Specialty Stores Index for the last five years. In each case, we assumed an initial investment of $100 on January 31, 1999. Each subsequent date on the chart represents the last day of the indicated fiscal year. No dividends were paid by us during such five-year period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

LOGO

                                               1999      2000      2001      2002      2003      2004
Jo-Ann Stores, Inc. Common Shares              100        70        36        72       179       194
S&P 500 Index                                  100       106       105        88        67        88
S&P Specialty Stores Index                     100        84       103       149       125       204

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the company's directors, executive officers and holders of more than 10% of its common shares to file with the Securities and Exchange Commission initial reports of ownership and reports of subsequent changes in ownership. Such persons are required by the regulations of the Securities and Exchange Commission to furnish the company with copies of all Section 16(a) reports they file with the Securities and Exchange Commission. The Securities and Exchange Commission has established specific due dates for these reports and the company is required to disclose in this Proxy Statement any late filings or failures to file.

     Based solely on the company's review of the copies of such forms (and amendments thereto) furnished to the company and written representations from certain reporting persons that no additional reports were required, the company believes that all the company's directors, executive officers and holders of more than 10% of the common shares complied with all Section 16(a) filing requirements during fiscal year 2004, with the exception of the following reports which were not timely filed. Mr. Rosskamm failed to timely file a Form 4 covering one transaction, Mr. Bolen failed to timely file two Form 4's covering one transaction each, Mr. Carney failed to timely file a Form 4 covering one transaction, Mr. Edwards failed to timely file a Form 4 covering one transaction, Ms. Sachs failed to timely file two Form 4's covering one transaction each, and Ms. Thompson failed to timely file two Form 4's covering one transaction each. Mr. Bolen also filed an amended Form 4.

                              INDEPENDENT AUDITORS

     By the selection of the company's Audit Committee, the accounting firm of Ernst & Young LLP ("E&Y"), certified public accountants, serves the company as its independent auditors. A representative of E&Y will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. Additionally, this representative will be available to answer appropriate questions that you may have with respect to his firm's examination of our financial statements and records for the fiscal year ended January 31, 2004. Arthur Andersen LLP ("AA") previously served as the company's independent auditors. Representatives of AA will not be present at the Annual Meeting.

     On May 29, 2002, the Audit Committee of the Board of Directors of the company decided to terminate the engagement of AA as the company's independent public accountants and engaged E&Y to serve as the company's independent public accountants for its fiscal year 2003, which ended on February 1, 2003.

     AA's reports on the company's consolidated financial statements for the year ended February 2, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the year ended February 2, 2002 and for the period through May 29, 2002, there were no disagreements with AA on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to AA's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the year ended February 2, 2002 and through the date of the Audit Committee's decision, the company did not consult E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company's consolidated financial statements, or any other matters or reportable events referred to in the preceding paragraph.

                            PROXY SOLICITATION COSTS

     The proxies being solicited by this proxy statement are being solicited by our company. We will bear the expense of preparing, printing, mailing and otherwise distributing this proxy statement. Further solicitation, if required, may be made by mail, telephone and personal interview, by the directors, officers and regularly engaged employees of our company, without extra compensation. Upon request, we will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our common shares.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of April 16, 2004 (except as otherwise noted), the amount of common shares beneficially owned by each person or group known to us to be beneficial owners of more than 5% of our common shares and the amount of common shares beneficially owned by (1) each of our directors and nominees for directors, (2) each of the executive officers named in the Summary Compensation Table not listed as a director and (3) all our executive officers and directors as a group. The information provided in connection with this table has been obtained from our records and a review of statements filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated, each of the persons listed in the following table has sole voting and investment power with respect to the common shares set forth opposite his or her name. There were 22,214,112 common shares outstanding as of April 16, 2004. Common shares each have one vote per share.

                                                               NUMBER OF        PERCENT OF
NAME OF                                                      COMMON SHARES      CLASS IF 1%
BENEFICIAL OWNER                                           BENEFICIALLY OWNED     OR MORE
----------------                                           ------------------   -----------
5% OWNERS
First Pacific Advisors, Inc.(1)..........................      2,302,970           10.37%
Betty Rosskamm(2)(3)(4)..................................      1,486,341            6.69%
Alma Zimmerman(2)(4)(5)..................................      1,138,535            5.13%
DIRECTORS
Alan Rosskamm(2)(6)......................................      2,388,907           10.50%
Scott Cowen(7)...........................................         43,606               *
Ira Gumberg(8)...........................................         19,107               *
Patricia Morrison(9).....................................          5,750               *
Frank Newman(10).........................................         43,771               *
Beryl Raff(11)...........................................         12,915               *
Gregg Searle(12).........................................         50,923               *
Tracey Thomas-Travis(13).................................          6,318               *
EXECUTIVE OFFICERS
Dave Bolen(2)(14)........................................        467,121            2.07%
Brian Carney(2)(15)......................................        208,668               *
Mike Edwards(2)(16)......................................         98,102               *
Valerie Gentile Sachs(17)................................         30,790               *
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (13
  PERSONS)(2)(18)........................................      3,519,203           14.95%

---------------

 (*)  Less than 1%

 (1) The common shares listed are reported on Schedule 13G, dated February 5, 2004, filed with the Commission with respect to holdings as of December 31, 2003. The mailing address of First Pacific Advisors, Inc. is 11400 West Olympic Blvd., Suite 1200, Los Angeles, CA 90064.

 (2) The number of common shares beneficially owned by such persons under our Jo-Ann Stores, Inc. Savings Plan 401(k) is included as of March 31, 2004, the latest date for which statements are available.

 (3) Mrs. Rosskamm's beneficial ownership includes 53,750 common shares held by The Rosskamm Family Partnership with regard to which she has sole voting and dispositive power, 908,328 common shares held by Rosskamm Family Partners, L.P. with regard to which she has shared voting and dispositive power, and 144,183 common shares held by Rosskamm Family Partners, L.P. II with regard to which she also has shared dispositive power. The mailing address for Mrs. Rosskamm is 5555 Darrow Road, Hudson, OH 44236.

 (4) Mrs. Rosskamm, Mrs. Zimmerman and the company are parties to an agreement, dated October 30, 2003, relating to their Jo-Ann Stores common shares. Under this agreement, Mrs. Rosskamm and her lineal descendants and permitted holders (the "Rosskamms") and Mrs. Zimmerman and her lineal descendants and permitted holders (the"Zimmermans") may each sell up to 400,000 common shares in any calendar year and may not sell more than 200,000 of those shares in any 180-day period. If either the Rosskamms or Zimmermans plan to sell a number of their respective common shares in excess of the number permitted under the agreement, they must first offer to sell those shares to the other family party and to the company. Each of the Rosskamms and the Zimmermans are permitted to sell an unlimited number of shares to each other free of the company's right of first refusal and, with the permission of the other family party to the agreement, to the company.

 (5) Mrs. Zimmerman's beneficial ownership includes 779,862 common shares held as trustee. The mailing address for Mrs. Zimmerman is 5555 Darrow Road, Hudson, OH 44236.

 (6) Mr. Rosskamm's beneficial ownership includes 529,750 common shares subject to stock options that are exercisable within 60 days, 51,400 common shares held as restricted stock, and an aggregate of 131,759 common shares held by Mr. Rosskamm as custodian or trustee for the benefit of family members and charities. His beneficial ownership also includes 908,328 common shares held by Rosskamm Family Partners, L.P. with regard to which he has shared voting and dispositive power, 144,183 common shares held by Rosskamm Family Partners, L.P. II with regard to which he has shared dispositive power, 123,095 common shares held by Caneel Bay Partners, L.P. I with regard to which he has sole voting and dispositive power and 25,493 common shares held by Caneel Bay Partners, L.P. II with regard to which he has dispositive power. The mailing address for Mr. Rosskamm is 5555 Darrow Road, Hudson, OH 44236.

 (7) Dr. Cowen's beneficial ownership includes 28,518 common shares subject to stock options that are exercisable within 60 days, 4,393 common shares subject to a deferred compensation arrangement and 2,875 common shares held as restricted stock.

 (8) Mr. Gumberg's beneficial ownership includes 9,404 common shares subject to stock options that are exercisable within 60 days, 6,828 common shares subject to a deferred compensation arrangement and 2,875 common shares held as restricted stock.

 (9) Ms. Morrison's beneficial ownership includes 5,750 common shares held as restricted stock.

(10) Mr. Newman's beneficial ownership includes 33,118 common shares subject to stock options that are exercisable within 60 days, 4,903 common shares subject to a deferred compensation arrangement and 2,875 common shares held as restricted stock.

(11) Ms. Raff's beneficial ownership includes 6,950 common shares subject to stock options that are exercisable within 60 days and 5,750 common shares held as restricted stock.

(12) Mr. Searle's beneficial ownership includes 40,043 common shares subject to stock options that are exercisable within 60 days, 1,680 common shares subject to a deferred compensation arrangement and 2,875 common shares held as restricted stock.

(13) Ms. Thomas-Travis' beneficial ownership includes 568 common shares subject to a deferred compensation arrangement and 5,750 common shares held as restricted stock.

(14) Mr. Bolen's beneficial ownership includes 339,500 common shares subject to stock options that are exercisable within 60 days and 15,150 common shares held as restricted stock.

(15) Mr. Carney's beneficial ownership includes 125,000 common shares subject to stock options that are exercisable within 60 days and 15,150 common shares held as restricted stock.

(16) Mr. Edwards' beneficial ownership includes 68,500 common shares subject to stock options that are exercisable within 60 days and 26,650 common shares held as restricted stock.

(17) Ms. Sachs' beneficial ownership includes 15,000 common shares subject to stock options that are exercisable within 60 days and 15,150 common shares held as restricted stock.

(18) Beneficial ownership for all executive officers and directors as a group includes 1,314,283 common shares subject to stock options granted under our stock option plans that are exercisable within 60 days, 18,372 common shares subject to a deferred compensation arrangement and 173,150 common shares held as restricted stock.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for the 2005 Annual Meeting of Shareholders is January 5, 2005. If notice of the proposal is not received by the company by that date, then the proposal will be deemed untimely and the company will have the right to exercise discretionary voting authority and vote proxies returned to the company with respect to such proposal.

     Additionally, a shareholder who wishes to present a proposal at the 2005 Annual Meeting of Shareholders must notify the company of such proposal by no earlier than February 10, 2005 and no later than March 12, 2005. For business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must comply with all of the requirements of the company's Code of Regulations, not just the timeliness requirements described above.

                                    WEBSITE

     The information on the company's website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the company makes with the Securities and Exchange Commission.

                                 ANNUAL REPORT

     Our Annual Report for the fiscal year ended January 31, 2004 is being mailed to holders of common shares with this Notice of Annual Meeting and proxy statement.

                                          VALERIE GENTILE SACHS
                                          Secretary

By order of the Board of Directors
May 10, 2004

                                   APPENDIX A
                              JO-ANN STORES, INC.

                STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

     EMPLOYEES AND FORMER EMPLOYEES. No employee or former employee of Jo-Ann Stores, Inc. or any of its subsidiaries may be an "independent" director until three years after the employment ended. No person whose immediate family member is or was an executive officer of the company may be an "independent" director until three years after the employment has ended.

     AUDITORS AND FORMER AUDITORS. No individual who is, or was, affiliated with or employed by the certified public accountants of the company may be an "independent" director until three years after the end of the affiliation, the employment or the auditing relationship. No person whose immediate family member is or was affiliated with or employed in a professional capacity by the certified public accountants of the company may be an "independent" director until three years after the end of the affiliation, the employment or the auditing relationship.

     INTERLOCKING DIRECTORATES. No individual who is or has been employed by, or whose immediate family member is or has been employed as an executive officer of, another company where any of the company's executive officers serve on that other company's compensation committee may be an "independent" director of the company until three years after the end of such service or the employment relationship.

     COMPENSATION RECIPIENT. No individual who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the listed company, other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may be an "independent" director until three years after he or she ceases to receive more than $100,000 per year in compensation. For Audit Committee member independence, the threshold is reduced from $100,000 to $0 and the three-year look back does not apply.

     ATTORNEYS, INVESTMENT BANKERS, CONSULTANTS. No individual who is or is affiliated with a professional services firm that is an attorney, investment banker, consultant or similar advisor to the company may be an "independent" director.

     SIGNIFICANT CUSTOMER OR SUPPLIER. No individual who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the company for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, may be an "independent" director until three years after falling below such threshold.

     SIGNIFICANT CHARITABLE CONTRIBUTION RECIPIENT. No individual who is employed as an executive officer of a not-for-profit entity that receives significant contributions from the company may be an "independent" director. A not-for-profit entity will not be deemed to have received a significant contribution unless the company's annual contribution to such not-for-profit entity exceeds the greater of $1 million, or 2% of such charitable organization's consolidated gross revenues, in any single fiscal year.

     CONTROLLING PERSON. No director who, directly or indirectly, through one or more intermediaries, controls or is controlled by, or under common control with the company can be "independent."

                                   APPENDIX B
                              JO-ANN STORES, INC.

                               BOARD COMPETENCIES

  MINIMUM CRITERIA FOR BOARD MEMBERS

     - Each candidate shall be prepared to represent the long-term interests of all of the company's shareholders and not just one particular constituency.

     - Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

     - Each candidate must have an inquisitive and objective perspective, practical wisdom and mature judgment.

     - No candidate, or immediate family member (as defined in NYSE rules), or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the company.

     - Each candidate shall be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and the committees of which he or she is a member, and shall be responsible for management of other personal or professional commitments so as not to interfere with or materially limit his or her ability to meet such Board and committee obligations.

     DESIRABLE QUALITIES AND SKILLS. In addition, to the Minimum Criteria for Board Members, the Corporate Governance Committee also considers it highly desirable that candidates possess the following qualities or skills:

     - Each candidate should contribute to the Board's overall diversity - diversity being broadly construed to mean a variety of skills, perspectives, personal and professional experiences and backgrounds, such as gender, race and ethnicity differences.

     - Each candidate should contribute positively to the chemistry and culture among Board members.

     - Each candidate should possess professional and personal experiences and expertise relevant to the company's vision, mission and strategy.

                                   APPENDIX C
                              JO-ANN STORES, INC.

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three financially literate directors who are independent of the management of the company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. At least one of the members shall be a financial expert, as defined by the Securities and Exchange Commission. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission.

     The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Audit Committee members may be replaced by the Board. No Audit Committee member shall serve on the audit committees of more than two other public companies, unless the Board determines that the service on multiple committees would not impair the member's ability to effectively serve on the company's Audit Committee.

PURPOSE

     The purpose of the Audit Committee is to assist the Board with oversight of
(a) the integrity of the financial statements of the company, (b) the qualifications and independence of the independent auditors, (c) the performance of the company's internal audit function and independent auditors, and (d) the compliance by the company with legal and regulatory requirements. The Audit Committee shall prepare the report required to be included in the company's annual proxy statement.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders of Jo-Ann Stores, Inc. relating to the company's accounting and reporting practices and the quality and integrity of the financial reports of the company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the company. The independent auditors shall be ultimately responsible to the Audit Committee, who shall have final authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors.

MEETINGS

     The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee will meet privately in executive session quarterly with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairperson should meet with the independent auditors and management quarterly to review the company's financial statements and significant findings based upon the auditors' limited review procedures.

RESPONSIBILITIES

     The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of the independent auditors responsible for preparing and issuing the audit report and related work. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors that the accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality. The

Audit Committee may form and delegate authority to individual committee members, as deemed necessary or appropriate. The Audit Committee shall report regularly to the Board and shall annually review its own performance.

     In carrying out these responsibilities, the Audit Committee will:

  Documents/Reports Review

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. Prepare, if necessary, the Charter as required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement for approval by the Board of Directors.

     2. Approve minutes of all meetings of the Audit Committee and discuss the matters discussed at each committee meeting with the Board of Directors.

     3. Discuss with management the company's quarterly earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

     4. Discuss the annual audited financial statements contained in the company's annual report and quarterly unaudited financial statements contained in the company's financial reports, including disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the independent auditors to determine that the independent auditors are satisfied with the quality of the accounting principles used and the disclosure and content of the financial statements to be presented to the public and filed with the Securities and Exchange Commission. Any changes in accounting principles or material estimates should be reviewed.

     5. Discuss with the independent auditors, the company's internal auditors, and management the adequacy and effectiveness of the accounting and financial controls of the company and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee should periodically review company adherence to its written code of conduct.

     6. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements, including any significant changes in the company's selection or application of accounting principles, any major issues as to the adequacy of the company's internal controls, the development, selection, and disclosure of critical accounting estimates, related party transactions and analyses of the effect of alternative assumptions, estimates, or methods used in accordance with accounting principles generally accepted in the United States ("GAAP") on the company's financial statements.

  Independent Auditors

     1. Review and evaluate the independence of the independent auditors by obtaining a formal written statement detailing all relationships between the auditors and the company, or any other relationships which might adversely affect the independence or objectivity of the auditors, and take appropriate action to satisfy itself of the independent auditors' independence.

     2. Review, select and replace the independent auditors to audit the company's financial statements. Pre-approve all audit services and permitted non-audit services, including fees and terms, to be performed by the independent auditors or, if responsibility for pre-approval has been delegated to less than the full Audit Committee, review pre-approved audit and permitted non-audit services. The Audit Committee can consult with management but shall not delegate these responsibilities.

     3. Review with the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

     4. Meet with the independent auditors and financial management of the company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     5. Ensure the independent auditors timely report to the Audit Committee (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and treatments preferred by the outside auditors, and (c) other written material communications between the outside auditors and management.

     6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

          (a) The adoption of, or changes to, the company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

          (b) The management letter provided by the independent auditor and the company's response to that letter.

          (c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  Financial Accounting

     1. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if applicable, on the company's financial statements.

     2. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the company's financial statements or accounting policies.

  Process Improvement

     1. Discuss with management the company's major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     2. Review annually the internal audit function of the company, including the independence and authority of its reporting obligations, a summary of findings from completed internal audits, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     3. Review the appointment and replacement, as necessary, of the internal audit director.

     4. Set policies for the company's hiring of employees or former employees of the independent auditor who were engaged on the company's account.

     5. Establish procedures for the receipt of information regarding (a) improprieties by management or employees discovered by the independent auditors or internal auditors, (b) accounting, internal control, or auditing complaints received by the company, and (c) notification received from any officer, employee, or outside counsel of fraud involving management, or another employee with a significant role in internal controls, and significant deficiencies regarding internal controls.

  Ethical and Legal Compliance

     1. Obtain reports from management and the company's internal audit director that the company is in conformity with applicable legal requirements and the company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and related party transactions. Advise the Board with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's Code of Business Conduct and Ethics.

     2. Review annually the compliance by the company with legal and regulatory requirements.

     3. Discuss with the company's in-house counsel or outside counsel those legal matters that may have a material impact on the financial statements or the company's compliance policies.

     4. Investigate any matter brought to its attention within the scope of its duties, with the power to retain its own accounting advisors, legal counsel or other assistance for this purpose, if, in its judgement, that is appropriate.

     5. Review accounting and financial human resources and succession planning within the company.

     6. Ensure the rotation of the lead audit partner or person responsible for the audit.


[JoAnn Stores Inc Logo]         VOTE BY INTERNET - www.proxyvote.com
                                Use the Internet to transmit your voting instructions and
                                for electronic delivery of information anytime before
JO-ANN STORES                   12:00 noon eastern daylight saving time, on June 9, 2004.
5555 DARROW ROAD                Have your proxy card in hand when you access the web
HUDSON, OH 44236                site and follow the instructions to obtain your records
                                and to create an electronic voting instruction form.

                                VOTE BY PHONE - 1-800-690-6903
                                Use any touch-tone telephone to transmit your voting
                                instructions anytime before 12:00 noon eastern daylight
                                saving time, on June 9, 2004. Have your proxy card in
                                hand when you call and then follow the instructions.

                                VOTE BY MAIL
                                Mark, sign and date your proxy card and return it in the
                                postage-paid envelope we have provided or return to
                                Jo-Ann Stores, Inc., c/o ADP, 51 Mercedes Way, Edgewood,
                                NY 11717.












TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                      JASTR1         KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------
                                  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JO-ANN STORES, INC.


                                                          FOR  WITHHOLD  FOR ALL     To withhold authority to vote on one director
                                                          ALL    ALL     EXCEPT      mark "For All Except" and write the nominee's
                                                                                     number on the line below.

1.    Elect the following two directors of the class
      whose three-year terms of office will expire
      in 2007:                                             [ ]    [ ]      [ ]       ______________________________________________

      01) Ira Gumberg
      02) Patricia Morrison


                                                                                                              FOR  AGAINST  ABSTAIN

2(a). Amend our code of regulations to reduce from 80% to 66 2/3% the shareholder vote required to effect
      any change in the number of the company's directors, when not approved in advance by our Board of       [ ]   [ ]       [ ]
      Directors.

2(b). Amend our code of regulations to reduce from 80% to 66 2/3% the shareholder vote required to alter or
      eliminate certain shareholder protective measures, including the company's staggered board, when not    [ ]   [ ]       [ ]
      approved in advance by our Board of Directors.

3.    Approve the material terms of the performance goals under the company's 1998 Incentive Compensation
      Plan.                                                                                                   [ ]   [ ]       [ ]

THE DIRECTORS RECOMMEND THAT YOU VOTE FOR ALL NOMINEES IN ITEM 1, FOR ITEMS 2a AND 2b AND FOR ITEM 3.

SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES
WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE
SPECIFIED, THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH THE RECOMMENDATIONS OF THE DIRECTORS SET
FORTH ABOVE.


_______________________________________    _________________           _______________________________________    _________________
Signature [PLEASE SIGN WITHIN BOX]         Date                        Signature (Joint Owners)                   Date


                                DIRECTIONS TO THE
                                HILTON GARDEN INN



                                      From Downtown Cleveland
                                          Take I-77 South to I-480 East. Exit
                                          Twinsburg SR 82. Turn Right onto
                                          SR 82 (Aurora Road). Turn Right on
                                          Wilcox Drive.
[MAP]
                                      From Cleveland Hopkins Airport
                                          Take I-480 East. Exit at Twinsburg
                                          SR 82. Turn Right onto SR 82 (Aurora
                                          Road). Turn Right on Wilcox Drive.



From Akron (East Side) Downtown
    Take Route 8 North. Then turn Right on
    SR 82 into Twinsburg. Turn Left on
    Wilcox Drive.

From Akron (West Side) Copley-Barberton
    Take I-77 North to I-271 North. Exit
    at Route 8 (Macedonia). Turn Left on
    SR 8. Then turn Right on SR 82. Follow
    82 into Twinsburg. Turn Left onto
    Wilcox Drive.

--------------------------------------------------------------------------------


                              JO-ANN STORES, INC.
                            BOARD OF DIRECTORS PROXY
                         ANNUAL MEETING, JUNE 10, 2004

At the Annual Meeting of Shareholders of our Company to be held on June 10, 2004, and at any adjournment, Frank Newman, Beryl Raff and Tracey Thomas-Travis and each of them, with full power of substitution, is hereby authorized to represent me and thereat to vote my shares on the following:

1. Election of two directors of the class whose three-year terms of office will expire in 2007. Nominees for election are: Ira Gumberg and Patricia Morrison.

2(a). Approval of an amendment to our code of regulations to reduce from 80% to 66 2/3% the shareholder vote required to change the number of directors, when not approved by our board.

3. Approval of the material terms of the performance goals under the company's 1998 Incentive Compensation Plan.

4.   Any other matters as may properly come before the meeting.

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